EXHIBIT 99.1

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Alliance Bancshares

California

For Immediate Release

Contacts:	Daniel Erickson	Monique Johnson
	Executive Vice President	Senior Vice President
	Chief Financial Officer	Director of Marketing and Communications
	(310) 258-9302	(310) 258-9349

Alliance Bancshares California Announces Record $2.2 Million in Annual Earnings

Culver City, CA. (February 18, 2004) — Alliance Bancshares California (OTC BB: ABNS.OB), the bank holding company of Alliance Bank, announced record earnings of $2,202,500 for the year ended December 31, 2003, up 18 percent from $1,859,100 for the same period in 2002. Diluted earnings per share were $0.38 in 2003 compared to $0.33 one year earlier. Basic earnings per share were $0.48 for the year ended December 31, 2003 versus $0.41 for all of 2002. Year-end total consolidated assets rose to $282.7 million in 2003, up 40 percent from $201.9 million on December 31, 2002. Total deposits climbed 43 percent to $224.7 million in 2003 and net loans increased by 33 percent to $200.5 million for the same period.

Net interest income before provision for loan losses increased to $10.8 million for the year ended December 31, 2003 up from $8.6 million a year ago. Non-interest income rose over $800,000 primarily due to broker fees on loans sold to others. With the hiring of several key employees and increased performance incentive pay of Alliance Bank, total non-interest expenses rose from $7.0 million for 2002 to $8.5 million for the year ended December 31, 2003.

The Bank provided $1,575,000 to the allowance for loan losses for the year ended December 31, 2003, up from $700,000 in 2002. The provision was increased primarily due to loan growth and the increased level of risk inherent in the portfolio. Although management uses the best information available to determine the adequacy of the allowance, future adjustments may be necessary due to economic, operating, regulatory and other conditions.

At December 31, 2003, both Alliance Bancshares California and Alliance Bank met all applicable regulatory capital requirements and the Bank was “well capitalized” as defined by the regulations.

Chairman and President Curtis S. Reis commented, “We just completed the best year in the Bank’s history. Our deposit growth was sparked by another successful deposit campaign in which about $56 million in core deposits was added with virtually all of it from relationship-oriented clients. The loan growth continued very strong as well. The Annual Report should be available in April and the Annual Shareholders Meeting is scheduled for Friday, May 28, 2004.”

“Our strategic plan for the upcoming years is consistent with our focus to be all things to a few good businesses, their executives and to professionals,” Reis continued. “We are excited about our plans to add two regional branch offices in the San Fernando Valley within the Warner Center and the TriCities area near the Burbank media district, both scheduled to open in 2004. Our SBA Department was recognized as one of top 25 SBA lenders in the State of California by the U.S. Small Business Administration for 2003. In addition, we have been fortunate in attracting a number of key, new officers to help us achieve our ambitious goals.”

With close to $300 million in total assets, Alliance Bank is one of the leading independent business banks headquartered in Southern California, offering a wide range of financial solutions tailored to corporate customers, executives and professionals. Serving small to mid-sized businesses, Alliance Bank’s strategy focuses on delivering progressive financial solutions including deposit and cash management services as well as commercial, small business, accounts receivable, construction and real estate financing. Founded in 1980, Alliance Bank is the principal subsidiary of Alliance Bancshares California (OTC BB: ABNS.OB), with regional banking offices in Culver City and Irvine. Alliance can be found on the Web at www.allbank.com.

Forward-Looking Statements

Statements in the news release that are not historical facts or which refer to the Company’s expectations or beliefs constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements regarding the Company’s future performance or financial condition are based on current information and are subject to a number of risks and uncertainties that could cause actual results to differ significantly from those expected at this time. These risks and uncertainties relate to such matters as, but are not limited to: increased competition from other financial institutions; changes in local national economic conditions and changes in Federal Reserve Board monetary policies, which could cause interest rates to increase, and loan demand to decline, and thereby reduce the Bank’s net margins and operating results; increased government regulation which could increase the costs of operations; the Company’s ability to successfully enter new markets or introduce new financial products or services; the costs and the possible adverse impact on operating results of planned growth and expansion; and continuing performance of the Company’s loan portfolio.

These, as well as other factors and uncertainties, are discussed in greater detail in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-KSB for its fiscal year ended December 31, 2002. Readers are urged to read those reports and are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this news release. The Company also disclaims any obligation to update forward-looking statements whether as a result of new information, future events or otherwise.

CONSOLIDATED BALANCE SHEET

(Unaudited)

	December 31,
	2003	2002
Assets

Cash and due from banks	$10,674,000	$5,292,200
Federal funds sold	25,165,000	10,285,000

Total cash and cash equivalents	35,839,000	15,577,200

Time deposits with other financial institutions	4,008,700	3,353,200
Securities held to maturity, fair market value $36,547,000 at December 31, 2003;
$29,705,200 at December 31, 2002	36,314,400	29,474,800
Loans held for sale	6,097,000	7,214,800
Loans, net the allowance for loan losses of $3,030,700 at December 31, 2003;
$1,982,900 at December 31, 2002	194,447,800	141,326,300
Equipment and leasehold improvements, net	1,149,100	1,125,700
Accrued interest receivable and other assets	4,878,200	3,793,600

Total assets	$282,734,200	$201,865,600

Liabilities and Shareholders’ Equity

Deposits:
Noninterest bearing demand	$64,138,600	$34,296,700
Interest bearing:
Demand	4,397,400	2,367,400
Savings and money market	89,463,300	46,361,400
Certificates of deposit	66,714,000	73,699,500

Total deposits	224,713,300	156,725,000

Accrued interest payable and other liabilities	1,859,000	1,289,200
FHLB advances	32,000,000	22,000,000
Subordinated debentures	2,500,000	2,500,000
Trust preferred securities	7,000,000	7,000,000

Total liabilities	268,072,300	189,514,200

Commitments and contingencies	—	—
Shareholders’ equity:
Serial preferred stock, no par value:
Authorized — 20,000,000 shares
Outstanding — none	—	—
Common stock, no par value:
Authorized — 20,000,000 shares
Outstanding — 4,567,679 at December 31, 2003;
4,538,679 shares at December 31, 2002	3,525,800	3,480,300
Undivided profits	11,136,100	8,871,100

Total shareholders’ equity	14,661,900	12,351,400

Total liabilities and shareholders’ equity	$282,734,200	$201,865,600

CONSOLIDATED STATEMENTS OF EARNINGS

(Unaudited)

	For the Year Ended December 31,
	2003	2002
Interest Income:
Interest and fees on loans	$14,073,100	$12,086,200
Interest on time deposits with other financial institutions	234,400	169,100
Interest on securities held to maturity	1,028,800	562,700
Interest on federal funds sold	125,800	237,100

Total interest income	15,462,100	13,055,100

Interest Expense:
Interest on deposits	3,277,800	3,743,000
Interest on FHLB advances	831,300	264,000
Interest on subordinated debentures	204,700	204,700
Interest on capital note	—	135,600
Interest on trust preferred securities	337,000	65,600

Total interest expense	4,650,800	4,412,900

Net interest income before provision for loan losses	10,811,300	8,642,200
Provision for Loan Losses	1,575,000	700,000

Net interest income	9,236,300	7,942,200
Non-Interest Income:
Service charges and fees	866,200	865,300
Net gains on sales of loans held for sale	861,500	894,600
Broker fees on loans	1,207,200	375,200
Other non-interest income	154,300	81,000

Total non-interest income	3,089,200	2,216,100
Non-Interest Expense:
Salaries and related benefits	4,487,800	3,609,900
Occupancy and equipment expenses	1,050,700	903,100
Professional fees	430,800	470,500
Data processing	466,500	423,400
Other operating expense	2,110,500	1,598,700

Total non-interest expense	8,545,100	7,005,600

Earnings Before Income Tax Expense	3,780,400	3,152,700
Income tax expense	1,577,900	1,293,600

Net Earnings	$2,202,500	$1,859,100

Earnings per Common Share:
Basic earnings per share	$0.48	$0.41
Diluted earnings per share	$0.38	$0.33

To receive a copy of our financial reports or to be put on the Company’s mailing list, please contact Monique Johnson, director of marketing and communications, at (310) 258-9349 or by email: mjohnson@allbank.com.

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